Exhibit 10.4

FIRST AMENDMENT

TO

TRANSITION SERVICES AGREEMENT

This First Amendment to Transition Services Agreement (this “Amendment”) is made effective as of October 7, 2006, between Panda Energy Management, LP (“PEM”), a Delaware limited partnership, and Panda Ethanol Management, LLC (the “Company”), a Delaware limited liability company. PEM and the Company are hereinafter sometimes referred to individually as a “Party” and jointly as the “Parties.”

R E C I T A L S

The Company and PEM entered into that certain Transition Services Agreement dated as of June 7, 2006 (the “Agreement”) and the parties thereto now desire to amend the Agreement to revise Schedule 1 thereto as set forth herein.

Capitalized terms used but not otherwise defined herein have the meanings given to such terms in the Agreement.

A G R E E M E N T

In consideration of the promises, covenants, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendment to Section 1 of the Agreement. The last paragraph of Section 1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Unless otherwise specifically provided on Schedule 1 hereof, PEM may provide or coordinate provision of each PEM Service for the period or term specified on each applicable Schedule 1 hereto; provided, however, that notwithstanding the term as specified on the applicable Schedule 1, the Company and PEM may mutually agree in writing to extend the term applicable to the PEM Services, and provided, further, that the Company may, at its option, upon no less than thirty (30) days prior written notice to PEM (or such other period as the Parties may mutually agree in writing), terminate all or any specific category of such PEM Services prior to the expiration of the term specified in the applicable Schedule 1.”

2. Amendment of Schedule 1.1. The “Term” Section of Schedule 1.1 is hereby amended and restated in its entirety to read as follows:

“TERM: The Tax Administration Services shall be provided for an initial term commencing on the date of this Agreement and terminating on March 30, 2007. The initial term shall be subject to extension, upon written notice from the Company to PEM.”

3. Amendment of Schedule 1.2. The “Term” Section of Schedule 1.2 is hereby amended and restated in its entirety to read as follows:

“TERM: The Human Resources Administration/Government Reporting Services shall be provided for an initial term commencing on the date of this Agreement and terminating on March 30, 2007. The initial term shall be subject to extension, upon written notice from the Company to PEM.”

4. Amendment of Schedule 1.3. The “Term” Section of Schedule 1.3 is hereby amended and restated in its entirety to read as follows:

“TERM: The Accounting Services shall be provided for an initial term commencing on the date of this Agreement and terminating on March 30, 2007. The initial term shall be subject to extension, upon written notice from the Company to PEM.”

5. Amendment of Schedule 1.4. The “Term” Section of Schedule 1.4 is hereby amended and restated in its entirety to read as follows:

“TERM: The Employee Health and Safety Related Services shall be provided for an initial term commencing on the date of this Agreement and terminating on March 30, 2007. The initial term shall be subject to extension, upon written notice from the Company to PEM.”

6. Amendment of Schedule 1.5. The “Term” Section of Schedule 1.5 is hereby amended and restated in its entirety to read as follows:

“TERM: The Financial Services, including Cash Management and Insurance Services, shall be provided for an initial term commencing on the date of this Agreement and terminating on March 30, 2007. The initial term shall be subject to extension, upon written notice from the Company to PEM.”

7. Amendment of Schedule 1.6. The “Term” Section of Schedule 1.6 is hereby amended and restated in its entirety to read as follows:

“TERM: The General Corporate Services shall be provided for an initial term commencing on the date of this Agreement and terminating on March 30, 2007. The initial term shall be subject to extension, upon written notice from the Company to PEM.”

8. Amendment of Schedule 1.7. The “Term” Section of Schedule 1.7 is hereby amended and restated in its entirety to read as follows:

“TERM: The Legal Services shall be provided for an initial term commencing on the date of this Agreement and terminating on March 30, 2007. The initial term shall be subject to extension, upon written notice from the Company to PEM.”

9. Amendment of Schedule 1.8. The “Term” Section of Schedule 1.8 is hereby amended and restated in its entirety to read as follows:

“TERM: The Development and Facilities Services shall be provided for an initial term commencing on the date of this Agreement and terminating on March 30, 2007. The initial term shall be subject to extension, upon written notice from the Company to PEM.”

10. Amendment of Schedule 1.9. The “Term” Section of Schedule 1.9 is hereby amended and restated in its entirety to read as follows:

“TERM: The Corporate Communications Services shall be provided for an initial term commencing on the date of this Agreement and terminating on March 30, 2007. The initial term shall be subject to extension, upon written notice from the Company to PEM.”

11. Amendment of Schedule 1.10. The “Term” Section of Schedule 1.10 is hereby amended and restated in its entirety to read as follows:

“TERM: The Corporate Travel and Panda Air Services shall be provided for an initial term commencing on the date of this Agreement and terminating on March 30, 2007. The initial term shall be subject to extension, upon written notice from the Company to PEM.”

12.	Deletion of Schedule 1.11. Schedule 1.11 is hereby deleted in its entirety.

13. Amendment of Schedule 2. Schedule 2 is hereby amended and restated in its entirety to read as is provided in Exhibit A, attached hereto.

14. The parties hereby confirm that, except to the extent specifically amended hereby, the provisions of the Agreement shall remain unmodified and the Agreement as so amended is hereby confirmed as being in full force and effect.

15. This Amendment may be executed in any number of counterparts, each of shall be an original, and all of which together shall constitute one instrument.

16. This Amendment and the Agreement as amended hereby shall be binding upon and shall inure to the benefit of the parties to the Amendment and the Agreement and their respective successors.

* * * * *

IN WITNESS WHEREOF, the parties have executed this Amendment on the day, month and year first set forth above.

PANDA ENERGY MANAGEMENT, LP

By:	PEMC, Inc., its General Partner

/s/ ROBERT W. CARTER
Name:	Robert W. Carter
Title:	Chairman, Chief Executive Officer

PANDA ETHANOL MANAGEMENT, LLC

By:	/s/ TODD W. CARTER
Name:	Todd W. Carter
Title:	President & CEO